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                                                                    EXHIBIT 4.9


                     WARRANT REGISTRATION RIGHTS AGREEMENT


         This Warrant Registration Rights Agreement (this "Agreement") is made and entered into as of September 23, 1997 by and among HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), Bear, Stearns & Co. Inc. ("Bear Stearns"), and Smith Barney Inc. ("Smith Barney"). Bear Stearns and Smith Barney are hereafter referred to collectively as the "Purchasers."

         Pursuant to the Purchase Agreement, dated September 18, 1997, (the "Purchase Agreement"), by and among the Company, HighwayMaster Corporation, a Delaware corporation, and the Purchasers, the Purchasers have agreed to purchase 125,000 units consisting in part of warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock").

         In order to induce the Purchasers to purchase the units, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of (i) the Purchasers, and (ii) the Persons owning a beneficial interest in the Warrants (the "Holders"). The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in
Section 9 of the Purchase Agreement.

         The parties hereby agree as follows:


SECTION 1.                 DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Advice: As defined in Section 7(b).

         Affiliate: Affiliate of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: As defined in the preamble hereto.

         Bear Stearns: As defined in the preamble hereto.

         Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close.

         Closing Date: The date of this Agreement.

         Commission:  The Securities and Exchange Commission.

         Common Stock:  As defined in the preamble hereto.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Holders: As defined in the preamble hereto.



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         Managing Underwriters:  As defined in Section 9 hereof.

         Majority Holders: The Holders of a majority of the aggregate number of outstanding Warrants.

         NASD:  National Association of Securities Dealers, Inc.

         Person: An individual, partnership, corporation, limited liability company, joint venture, association, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         Purchase Agreement: As defined in the preamble hereto.

         Purchasers:  As defined in the preamble hereto.

         Registrable Securities:   The Warrants until resold  by the Holders
thereof pursuant to the Shelf Registration Statement and the Warrant Shares until issued by the Company pursuant to the Shelf Registration Statement.

         Shelf Registration:  The shelf registration effected pursuant to
Section 2 hereof.

         Shelf Registration Statement: The shelf registration statement of the Company pursuant to Section 2 hereof filed with the Commission which covers the Registrable Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         Smith Barney: As defined in the preamble hereto.

         Underwriter:  Any underwriter in connection with an Underwritten
Offering.

         Underwritten Offering: An offering in which Warrants are sold to an underwriter.

         Warrants:  As defined in the preamble hereto.

         Warrant Agent: Texas Commerce Bank, National Association, as warrant agent.

         Warrant Agreement: The Warrant Agreement, dated as of the Closing Date, between the Company and the Warrant Agent.

         Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.



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SECTION 2.                 SHELF REGISTRATION STATEMENT

                  (a) Filing of a Shelf Registration Statement. The Company shall (i) within 270 days following the Closing Date, file with the Commission the Shelf Registration Statement relating to the resale of the Warrants by the Holders thereof from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in the Shelf Registration Statement and the issuance of the Warrant Shares by the Company upon the exercise of the Warrants in accordance with the terms of the Warrant Agreement (including securities deemed registered pursuant to Rule 416 under the Securities Act), and thereafter, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 365 days following the Closing Date; provided that no Holder shall be entitled to have its Warrants covered by the Shelf Registration Statement unless such Holder is in compliance with Section 3 hereof.

                  (b) Effective Period. Subject to Section 4 hereof, the Company shall use its best efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable during a period from the date the Shelf Registration Statement is declared effective to the earlier of (A) the expiration of the Warrants, and
(B) the time when all Warrants have been exercised, and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Warrants of such Holder and to identify such Holder as a selling securityholder.


SECTION 3.                 HOLDER INFORMATION

         No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing such information as the Company may reasonably request specified in Item 507 and
Item 508 of Regulation S-K under the Act for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 4.                 BLACK OUT PERIOD

         During any consecutive 365 day period, the Company may suspend the effectiveness of the Shelf Registration Statement on two occasions for a period of not more than 45 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Board of Directors of the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In such a case, the Company shall promptly notify the Holders of the suspension of the Shelf Registration Statement's effectiveness, provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Board of


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Directors of the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation, or termination of the possible acquisition or business combination or other transaction, business development or event, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement pursuant to this Section 4 shall cease and the Company shall promptly comply with Section 5(a)(ii) hereof and notify the Holders that disposition of Registrable Securities may be resumed. Notwithstanding anything to the contrary in this Agreement, however, the Company may not suspend the effectiveness of the Shelf Registration Statement or permit any such suspension to continue at any time after 45 days before the expiration of the Warrants.


SECTION 5.                 REGISTRATION PROCEDURES

         (a) General Provisions. In connection with the Shelf Registration Statement and any related Prospectus, the Company shall:

                           (i)   Use its best efforts to keep the Shelf
         Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 hereof; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as reasonably practicable thereafter;

                           (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the period set forth in Section 2 hereof, subject to
         Section 4 hereof, the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution set forth in the Shelf Registration Statement or supplement to the Prospectus;

                           (iii) Advise promptly the Underwriters, if any, and Holders and, if requested by such Persons, to confirm such advice in writing, (A) when the Shelf Registration Statement or any Prospectus supplement or post-effective amendment has been filed, and with respect to or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the



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         Commission of any stop order suspending the effectiveness of the Shelf
         Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements of material fact therein not misleading; if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

                           (iv) Furnish to the Purchasers, each Holder, and each of the Underwriters in connection with such sale, if any, before filing with the Commission, copies of the Shelf Registration Statement or the Prospectus included therein and any amendments or supplements to such Shelf Registration Statement or Prospectus (including all documents incorporated by reference), which documents will be subject to the review of such Holders and Underwriters in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (including all documents incorporated by reference) to which a Holder or the Underwriters in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof; a Holder or Underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (v) Promptly prior to the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or Prospectus, if requested by any Holders or the Underwriters, if any, within five Business Days after receipt of notification thereof from the Company, provide copies of such document to the Holders and to the Underwriters, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders or Underwriters, if any, reasonably may request;

                           (vi) Make available at reasonable times for inspection by the Majority Holders, any Managing Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the Majority Holders or any of the Underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Majority Holder, Underwriter, attorney or



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         accountant in connection with the Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                           (vii)  If requested by any Holders or the
         Underwriters in connection with such sale, if any, promptly include in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and such Underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (viii) Furnish to each Holder and each of the Underwriters, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (ix) Deliver to each Holder and each of the Underwriters in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Holders and each of the Underwriters, if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (x) In connection with an Underwritten Offering of Registrable Securities pursuant to the Shelf Registration Statement, enter into an underwriting agreement as is customary in Underwritten Offerings and take all such other actions as are reasonably requested by the Managing Underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the Underwriters, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to Underwriters in Underwritten Offerings, and confirm the same if and when requested; (B) obtain an opinion of outside counsel to the Company and updates thereof in form and substance reasonably satisfactory to the Managing Underwriters, addressed to the Underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the Underwriters, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and such other Persons as may participate in such conferences at which the contents of such Shelf Registration Statement and related Prospectus were discussed, and although such counsel has not undertaken to investigate or independently verify and does not assume any responsibility for the accuracy, completeness, or fairness of the statements therein, such counsel



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         advises that (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement and related Prospectus, at the time that the Shelf Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) obtain comfort letters and updates thereof in form and substance reasonably satisfactory to the Managing Underwriters from the independent certified public accountants of the Company; and (D) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to Section 7. The above shall be done at each closing under such underwriting agreement. In addition, notwithstanding anything herein to the contrary, in connection with any other offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall obtain those items specified in clause (C) of the foregoing sentence concurrently with the effectiveness of the Shelf Registration Statement and any post-effective amendments thereto;

                           (xi) Prior to any public offering of Registrable Securities, cooperate with the Holders, the Underwriters, if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Holders or Underwriters, if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject;

                           (xii)   Cooperate with the Holders and the
         Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Holders or the Underwriters, if any, may request at least two Business Days prior to such sale of Registrable Securities made by such Underwriters;

                           (xiii)   Use its best efforts to cause the
         Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such seller's business (in which case the Company will cooperate in all reasonable respects);

                           (xiv) If any fact or event contemplated by Section 5(a)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as



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         thereafter delivered to the purchasers of Registrable Securities, the
         Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (xv) Provide a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement if such Registrable Securities do not already have a CUSIP number;

                           (xvi) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                           (xvii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve month period (A) beginning at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to Underwriters in such an offering, commencing with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

                           (xviii) Provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act;

                           (xix)    In the event that any broker-dealer
         registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the NASD, including Schedule E thereto) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Schedule E) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities and to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the same extent as the Company indemnifies the Holders under Section 7 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD; and

                           (xx)     Use its best efforts to cause all
         Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Majority Holders or the Managing Underwriters, if any.



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         (b)      Restrictions on Holders.  Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(a)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice.


SECTION 6.                 REGISTRATION EXPENSES

         (a) Company Expenses. All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Underwriter or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the
NASD)), (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws, (iii) all expenses of printing (including printing certificates for the Warrant Shares and printing of Prospectuses), messenger and delivery services and telephone, (iv) all fees and disbursements of counsel for the Company, and in accordance with Section 6(b) below, the Holders, (v) if applicable, all application and filing fees in connection with listing Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof, and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will bear internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) Counsel for Holders. In connection with the Shelf Registration Statement, the Company will reimburse the Purchasers and the Holders for the reasonable fees and disbursements of not more than one counsel, which shall be Akin, Gump, Strauss, Hauer & Feld, L.L.P. or such other counsel as may be chosen by the Majority Holders. The Holders shall be responsible for any of their other out-of-pocket expenses incurred in connection with the registration of the sale of their Registrable Securities.



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SECTION 7.                 INDEMNIFICATION

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders, each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holders expressly for use therein. This indemnity will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

         (b) Indemnification by the Holders. Each of the Holders agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any such controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.



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         (c) Indemnification Procedure. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct such different or additional defenses on behalf of the indemnified party or parties, but shall retain the right to direct any common defenses) in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

         (d) Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable or is insufficient (other than by reason of the terms thereof) to hold harmless a party indemnified hereunder, the Company, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from Persons, other than the Holders, who may also be liable for contribution, including Persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and any such Holder, on the other hand, or, if such allocation is not permitted by applicable law or if indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Units (net of discounts but before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Registrable Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or which should have been supplied by the Company, on the one hand, or to information supplied by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the dollar amount by which the proceeds received by such Holder with respect to the sale of its Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company, or any such controlling Person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.


SECTION 8.                 UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 9.                 SELECTION OF UNDERWRITERS

         The Majority Holders may elect to sell their Warrants in an Underwritten Offering by notifying the Company. Within 30 days after receiving such notification, the Company shall amend the Shelf Registration Statement to provide for the requested Underwritten Offering. In any such Underwritten Offering the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Majority Holders; provided, that such investment bankers and managers must be reasonably satisfactory to the Company (it being understood that Bear Stearns and Smith Barney are reasonably satisfactory); such investment bankers and manager or managers are referred to herein as the "Managing Underwriters."


SECTION 10.                MISCELLANEOUS

         (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Other Registration Rights. The Company may grant registration rights that would permit any Person that is a third party the right to piggyback on the Shelf Registration Statement, provided that (subject to any contractual obligations of the Company in effect on the date hereof) if the Managing Underwriter, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such piggyback rights intend to include in the Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities to be offered for the account of holders of such piggyback rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders of Registrable Securities.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile transmission, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder of Warrants, at the address set forth on the records of the registrar under the Warrant Agreement, with a copy to the Warrant Agent; and

                           (ii)     if to the Company:

                                    HighwayMaster Communications, Inc.
                                    16479 Dallas Parkway
                                    Suite 710
                                    Dallas, Texas  75248
                                    Phone No.:  (972) 732-2500
                                    Facsimile No.:  (972) 930-7263
                                    Attention: William C. Saunders

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; upon receipt of a confirmation notice, if sent by facsimile transmission; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon any Person that is not a Holder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality or enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                HIGHWAYMASTER COMMUNICATIONS, INC.


                                By:   /S/ J. Philip McCormick
                                   ----------------------------------------
                                Name:  J. Philip McCormick
                                     --------------------------------------
                                Title: Executive Vice President and Chief
                                      -------------------------------------
                                       Financial Officer


                                BEAR, STEARNS & CO.  INC.


                                By:        /S/ J. Andrew Bugas
                                   ----------------------------------------
                                Name:        J. .Andrew Bugas
                                      -------------------------------------
                                Title:       Senior Managing Director
                                      -------------------------------------


                                SMITH BARNEY INC.


                                By:        /S/ Michael Anderson
                                   ----------------------------------------
                                Name:        Michael Andeson
                                     --------------------------------------
                                Title:       Managing Director
                                      -------------------------------------